UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

CommunitySouth Financial Corporation

(Exact name of registrant

as specified in its charter)

South Carolina	000-51896	20-0934786
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

6602 Calhoun Memorial Highway, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 306-2540

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02(e)  COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 31, 2008, CommunitySouth Financial Corporation (the “Company”) and its wholly-owned subsidiary, CommunitySouth Bank and Trust (the “Bank,” and collectively with the Company, the “Employer”), entered into new employment agreements (the “Ducker and Miller Agreements”) with C. Allan Ducker III as the Bank’s and Company’s Chief Executive Officer and with David A. Miller as the Bank’s and Company’s President.  Messrs. Ducker and Miller are hereafter collectively identified as the “Executives”.  The parties entered into the Ducker and Miller Agreements primarily to amend certain outdated provisions in the Executives’ existing employment agreements and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

Unless it is terminated earlier, the Ducker and Miller Agreements provide a three year term of employment which automatically extends each day for one additional day unless written notice is given by either party to establish a termination date of three years from such notice date.  The initial base salary for Mr. Ducker will be $195,000, and for Mr. Miller will be $190,000, which amounts are subject to annual review by the Board of Directors and may be increased.  The Executives will each be eligible to receive cash bonuses if they meet the goals set forth annually for them by the Board of Directors.  Furthermore, the Executives will be eligible for the Employer’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.  The Executives will be provided with membership fees and annual dues for an area country club (including all related expenses) as well as life insurance policy for the benefit of his spouse and heirs.  The Employer will cover the cost of premium payments for medical, dental, vision and disability insurance for the Executives and medical, dental, and vision insurance for the Executives’ dependents.  The Employer shall provide the Executive with an automobile, auto insurance, taxes and other related automobile-related expenses.

The Ducker and Miller Agreements may be terminated for death, by the Employer for disability, cause, or without cause, or by the Executives without cause.  If the Employer terminates an Executive without cause, the Employer will pay to the terminated Executive in an amount equal to his then current monthly base salary for the next 24 months plus any bonus earned or accrued through the date of termination.  In addition, for a period of 24 months following such termination, the Employer will also provide the Executives with benefits relating to automobile as well as medical, dental, vision and disability insurance in the same manner as prior to the termination of employment. Definitions of the term “cause” and “disability” are contained in the Ducker and Miller Agreements.

Upon the occurrence of a change in control, and regardless of whether the Executive remains employed by the Employer or its successor following a change in control, the Executive is entitled to a lump sum cash payment in an amount equal to 2.99 times his base amount (as defined under Section 280G) plus any bonus earned or accrued through the date of change in control.  In addition, for a period of 36 months following change in control, the Executive will receive payment of premiums for medical and dental insurance, disability insurance, and life insurance in the same manner as provided to him prior to the change in control or to other similarly situated executives who continue in the employ of the Employer.   Also, any restrictions on any outstanding incentive awards (including restricted stock) granted to the Executive under any incentive plan or arrangement will lapse and such incentive award or awards will immediately become 100% percent vested.  A detailed definition of the term “change in control” is contained in the Ducker and Miller Agreements.

The parties intend that the severance payments and other compensation provided for in the Ducker and Miller Agreements to be reasonable compensation for the Executive’s service to the Employer and shall not constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code.  However, if the Employer’s independent accountants determine that the payments provided in the Ducker and Miller Agreements constitute “excess parachute payments,” the compensation payable hereunder shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the compensation being treated as “excess parachute payments” under Section 280G.

The Ducker and Miller Agreements also contains restrictive covenants relating to non-competition and non-solicitation of the Employer’s customers and employees during the term of employment and 24 months thereafter, as well as provision relating to the protection of confidential information and trade secrets.  These covenants do not apply following a change of control.

On December 31, 2008, the Employer also entered into a new employment agreement (the “Hobbs Agreement”) with John W. Hobbs as the Bank’s and Company’s Chief Financial Officer and Executive Vice President.  The parties entered into the Hobbs Agreement to amend certain outdated provisions in Mr. Hobbs’ existing employment agreement and to ensure documentary compliance with the final regulations of Section 409A of the Internal Revenue Code.

The initial base salary for Mr. Hobbs will be $148,000, which amount is subject to annual review by the Board of Directors and may be increased.  Mr. Hobbs will be eligible to receive cash bonuses if he meets the goals set forth annually for him by the Board of Directors.  Furthermore, Mr. Hobbs will be eligible for the Employer’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.  The Employer will cover the cost of premium payments for medical, dental, vision and disability insurance for Mr. Hobbs and medical, dental, and vision insurance for his dependents.  Except as stated below, the provisions in the Hobbs Agreement regarding the term and termination of employment as well as benefits payable upon termination or change of control and Section 280G mitigation are identical to those described above for the Ducker and Miller Agreements.

If the Employer terminates Mr. Hobbs without cause, the Employer will pay to the terminated Executive in an amount equal to his then current monthly base salary for the next 12 months plus any bonus earned or accrued through the date of termination.  In addition, for a period of 12 months following such termination, the Employer will also provide the Executives medical, dental, vision and disability insurance in the same manner as prior to the termination of employment.  Upon the occurrence of a change in control, and regardless of whether Mr. Hobbs remains employed by the Employer or its successor following a change in control, he is entitled to a lump sum cash payment in an amount equal to two times his base amount (as defined under Section 280G) plus any bonus earned or accrued through the date of change in control. In addition, he receives all other perquisites described above for the Ducker and Miller Agreements relating to change in control, other than the payment of premiums for medical and dental insurance, disability insurance, and life insurance shall be for a period of two rather than three years.  The Hobbs Agreement also contains restrictive covenants as described above for the Ducker and Miller Agreements which shall be in effect during the term of employment and 12 months thereafter, but do not apply following a change of control.

The above are brief descriptions of selected provisions of the Ducker, Miller, and Hobbs Agreements and are qualified by in their entirety reference to these Agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement by and between C. Allan Ducker III and CommunitySouth Financial Corporation dated December 31, 2008.

10.2	Employment Agreement by and between David A. Miller and CommunitySouth Financial Corporation dated December 31, 2008.

10.3	Employment Agreement by and between John W. Hobbs and CommunitySouth Financial Corporation dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITYSOUTH FINANCIAL CORPORATION

		By:	/s/ John W. Hobbs
		Name:	John W. Hobbs
		Title:	Chief Financial Officer

Dated:	December 31, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and between C. Allan Ducker III and CommunitySouth Financial Corporation dated December 31, 2008.

10.2	Employment Agreement by and between David A. Miller and CommunitySouth Financial Corporation dated December 31, 2008.

10.3	Employment Agreement by and between John W. Hobbs and CommunitySouth Financial Corporation dated December 31, 2008.